Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” in each Statement of Additional Information, each dated April 30, 2022, and each included in this Post-Effective Amendment No. 294 to the Registration Statement (Form N-1A, File No. 333-30810) of State Street Institutional Investment Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated March 1, 2022, with respect to the financial statements and financial highlights of State Street Institutional Investment Trust (comprising State Street Target Retirement Fund, State Street Target Retirement 2020 Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund, State Street Institutional US Government Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Liquid Reserves Fund, State Street Equity 500 Index Fund, State Street Equity 500 Index II Portfolio, State Street Aggregate Bond Index Fund, State Street Aggregate Bond Index Portfolio, State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund), State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio), State Street Hedged International Developed Equity Index Fund, State Street Emerging Markets Equity Index Fund, State Street Small/Mid Cap Equity Index Fund, State Street Small/Mid Cap Equity Index Portfolio, State Street Target Retirement 2065 Fund, State Street Treasury Obligations Money Market Fund, State Street Defensive Global Equity Fund, State Street International Value Spotlight Fund and State Street ESG Liquid Reserves Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 28, 2022